Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Christy Wyatt, Ronald J. Fior and Ronald S. Vaisbort, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-1 of Good Technology Corporation (File No. 333-195944), and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jon Barfield Jon Barfield	Director	February 24, 2015